EXHIBIT 23
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KPMG Peat Marwick LLP
     1000 First Interstate Center
     401 N. 31st Street
     P.O. Box 7108
     Billings, MT 59103



                        Independent Accountants' Consent
                        --------------------------------

The Board of Directors
Crazy Woman Creek Bancorp Incorporated

We consent to incorporation by reference in the registration statement (No. 333-53543) of Crazy Woman Creek Bancorp Incorporated of our report dated October 23, 1998 relating to the consolidated balance sheets of Crazy Woman Creek Bancorp Incorporated and subsidiary as of September 30, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the September 30, 1998 annual report on Form 10-KSB of Crazy Woman Creek Bancorp Incorporated.


                                             /s/KPMG Peat Marwick LLP

Billings, Montana
November 15, 1998






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